UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 18, 2008

Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (805) 557-2300
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 18, 2008, Move, Inc. (the “Company”), was notified by L. John Doerr, a member of the Company’s Board of Directors, of his decision not to stand for re-election at the Company’s 2008 Annual Meeting of Stockholders. Mr. Doerr, a general partner at the venture capital firm Kleiner Perkins Caufield & Byers, joined the Board in August of 1998. Mr. Doerr has been a valued member of the Company’s Board of Directors over the past decade and the Company thanks him for his tremendous contributions to the Company.

In accordance with its criteria for evaluating director nominees, the Governance and Nominating Committee of the Board of Directors has nominated Steven H. Berkowitz for election to the Company’s Board of Directors at the 2008 Annual Stockholders Meeting, by the holders of the Company’s common stock and Series B Preferred Stock, voting as a single class.

Steven H. Berkowitz, 49, has served as Senior Vice President of the Online Services Group at Microsoft Corporation, a software and services company, since May 2006. Mr. Berkowitz is responsible for running the Online Business group, which includes MSN.com, MSNTV and MSN Internet Access programming, advertising sales, business development, and marketing for Live Platform, MSN and Windows Live. Prior to joining Microsoft in May 2006, Mr. Berkowitz served as chief executive officer of Ask Jeeves, an online search engine, from January 2004 until August 2005, when the business was sold to IAC/InterActiveCorp. After acquisition by IAC/InterActiveCorp, Ask Jeeves was renamed IAC Search and Media, and Mr. Berkowitz served as its chief executive officer until May 2006. Mr. Berkowitz was president of the Web Properties Division of Ask Jeeves from May 2001 until December 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.

Date: April 24, 2008	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President and General Counsel